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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: March 6, 2001
                                         ---------------
                        (Date of earliest event reported)


                            JDS Uniphase Corporation
                           --------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                       0-22874                  94-2579683
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. employer
     of incorporation)                file number)           identification no.)


                210 Baypointe Parkway, San Jose, California 95134
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           (Address of principal executive offices including Zip Code)


Registrant's telephone number, including area code     (408) 434-1800
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Item 9. Regulation FD Disclosure.

On March 6, 2001, Registrant revised its current guidance for future periods, as follows: Registrant expects sales in its third quarter ending March 31, 2001 to be approximately $925 million with pro forma earnings per share of approximately $0.14. Fourth quarter guidance (for the quarter ending June 30, 2001) now is for sales and pro forma earnings per share to be approximately at the same levels as the third quarter or slightly above those levels. Registrant has not provided guidance for the fiscal year ending June 30, 2002. Registrant's revised guidance, which is lower than guidance previously provided for the periods, reflects continued uncertainty in carrier capital spending prospects and customer inventory adjustments as well as a lower level of near-term sales visibility than Registrant has experienced in recent periods.

The statements contained in this press release relating to sales, pro forma earnings, and sales visibility are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected for Registrant. Risks and uncertainties that could cause actual results to differ materially from these forward-looking statements include the levels of carrier capital spending and customer inventory adjustments as well as near-term sales visibility. Additional factors that could cause actual results to differ materially are discussed from time to time in reports filed by Registrant with the Securities and Exchange Commission. The forward-looking statements contained in this report are made as of the date hereof and Registrant does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 JDS UNIPHASE CORPORATION



                                 By: /s/ Michael C. Phillips
                                    --------------------------------------------
                                    Michael C. Phillips
                                    Senior Vice President, Business Development,
                                    General Counsel


Date: March 6, 2001